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                                                                     EXHIBIT 8.1

                                  SUBSIDIARIES



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

                          SAND TECHNOLOGY INC.
                                Canada
                                  |
                                  |
                                  |
-----------------------------------------------------------------
       |                          |                       |
 100%  |                   100%   |                100%   |
       |                          |                       |
       |                          |                       |
SAND TECHNOLOGY          STSI LICENSING, LLC.      SAND TECHNOLOGY
  CORPORATION                 New Jersey            IRELAND LIMIED
   Delaware                                            Ireland
                                                          |
                                                          |
                                                          |
                                                   ----------------
                                                   |              |
                                              100% |              | 100%
                                                   |              |
                                                 SAND             SAND
                                              TECHNOLOGY       TECHNOLOGY
                                              DEUTSCHLAND        LIMITED
                                                 GmbH           (England)
                                                Germany

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